Exhibit 99

RESTRICTED STOCK UNIT AGREEMENT

for

Non-Employee Directors

RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of the Grant Date, by and between the Grantee and Hexcel Corporation (the “Corporation”).

W I T N E S S E T H:

WHEREAS, the Corporation has adopted the Hexcel Corporation 2013 Incentive Stock Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that it is desirable and in the best interests of the Corporation to grant to the Grantee restricted stock units (“RSUs”) as an incentive for the Grantee to advance the interests of the Corporation.

NOW, THEREFORE, the parties agree as follows:

1.                        Notice of Grant; Incorporation of Plan.  Pursuant to the Plan and subject to the terms and conditions set forth herein and therein, the Corporation hereby grants to the Grantee the number of RSUs indicated on the Notice of Grant attached hereto as Annex A, which Notice of Grant is incorporated by reference herein.  Unless otherwise provided herein, capitalized terms used herein and set forth in such Notice of Grant shall have the meanings ascribed to them in the Notice of Grant and capitalized terms used herein and set forth in the Plan shall have the meanings ascribed to them in the Plan. The Plan is incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time. The RSUs granted herein constitute an Award within the meaning of the Plan.

2.                        Terms of Restricted Stock Units.  The grant of RSUs provided in Section 1 hereof shall be subject to the following terms, conditions and restrictions:

(a)                       No Ownership.  The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in shares of the Common Stock in respect of the RSUs until such RSUs have vested and been distributed to the Grantee in the form of shares of Common Stock.

(b)                       Transfer of RSUs.  Except as provided in this Section 2(b), the RSUs and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and subject to the conditions set forth in the Plan and this Agreement. Any attempt to transfer RSUs in contravention of this Section is void ab initio. RSUs shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, the Grantee shall be permitted to transfer RSUs to members of his or her immediate family (i.e., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships or other entities whose only partners or equity owners are such family members; provided, however, that no consideration can be paid for the transfer of the

RSUs and the transferee of the RSUs must agree to be subject to all conditions applicable to the RSUs (including all of the terms and conditions of this Agreement) prior to transfer.

(c)                        Vesting and Conversion of RSUs.  Subject to Sections 2(d) and 2(e), the RSUs shall vest daily in proportion to the time elapsed between the Grant Date and [DATE] (the “Specified Date”), and shall be converted into an equivalent number of shares of Common Stock that will be distributed to the Grantee within 30 days following (x) the Specified Date or (y) if properly and timely elected by the Grantee in accordance with the terms and conditions determined by the Committee from time to time, the date of the Grantee’s separation from service with the Corporation.

(d)                       Separation from Service.

(i)      If the Grantee separates from service with the Corporation prior to the Specified Date for any reason other than death, disability or Cause, then (A) all RSUs that have vested on or prior to the date the Grantee separated from service with the Corporation shall be converted into an equivalent number of shares of Common Stock and distributed to the Grantee within 30 days of the date of such separation from service, and (B) the Grantee shall forfeit all RSUs which have not yet become vested as of the date the Grantee separated from service with the Corporation.

(ii)     In the event the Grantee separates from service with the Corporation because of the Grantee’s death or disability, all RSUs shall vest, be converted into an equivalent number of shares of Common Stock and be distributed to the Grantee within 30 days of the date of such separation from service.

(iii)    In the event the Grantee separates from service with the Corporation for Cause, then the Grantee shall forfeit all RSUs, whether or not vested.

(iv)    “Separation from service” (and variations thereof) shall, for all purposes of this Agreement, have the meaning given in Section 1.409A-1(h) of the Treasury Regulations (or any successor provision).

(e)                        Change of Control.  In the event of a Change in Control (as defined below) or of the termination of this Agreement within twelve months of a complete liquidation or dissolution of the Corporation that is taxed under Section 331 of the Code, all RSUs shall immediately vest, and shall be converted into shares of Common Stock and be distributed to the Grantee within 30 days of the date of the Change in Control or, in the event of a complete liquidation or dissolution of the Corporation, as soon as administratively practicable after such liquidation or dissolution.

(f)                         Specified Employee.  Notwithstanding anything in sections 2(c) or 2(d) to the contrary, if after the Date of Grant the Grantee subsequently becomes an employee of the Corporation and is a “specified employee” within the meaning of Treasury Regulation 1.409A-1(i) as of the date of his or her separation from service with the Corporation, then no RSUs convertible on account of the Grantee’s separation from service shall be converted into shares of Common Stock or distributed to the Grantee until the earlier of (i) the date which is six months after the date of the Grantee’s separation from service and (ii) the date of the Grantee’s death.

3.                        Taxes.  The Grantee shall pay to the Corporation promptly upon request any taxes the Corporation reasonably determines it is required to withhold under applicable tax laws with respect to the RSUs.  Such payment shall be made as provided in Section VIII(f) of the Plan.

4.                        No Right to Continued Service as Director.  Nothing contained herein shall be deemed to confer upon the Grantee any right to continue to serve as a member of the Board.

5.                        Miscellaneous

(a)         Governing Law/Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

(b)         Resolution of Disputes.  Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration before a single arbitrator, to be held in New York in accordance with the commercial rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and subject to appeal only to the extent permitted by law. Each party shall bear such party’s own expenses incurred in connection with any arbitration; provided, however, that the cost of the arbitration, including without limitation, reasonable attorneys’ fees of the Grantee, shall be borne by the Corporation in the event the Grantee is the prevailing party in the arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator.  If any costs of the arbitration borne by the Corporation in accordance herewith would constitute compensation to the Grantee for United States federal income tax purposes, then the amount of any such costs reimbursed to the Grantee in one taxable year shall not affect the amount of such costs reimbursable to the Grantee in any other taxable year, the Grantee’s right to reimbursement of any such costs shall not be subject to liquidation or exchange for any other benefit, and the reimbursement of any such costs incurred by the Grantee shall be made as soon as administratively practicable, but in any event within ten (10) days after, the date the Grantee is determined to be the prevailing party in the arbitration.  The Grantee shall be responsible for submitting claims for reimbursement in a timely manner to enable payment within the timeframe provided herein.

(c)          Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when mailed by United States certified or registered mail, return receipt requested,, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee’s records with the Corporation, or such other address as the Grantee may designate in writing to the Corporation, or to the Corporation, Attention:  Corporate Secretary, or such other address as the Corporation may designate in writing to the Grantee.

(d)         Failure to Enforce Not a Waiver.  The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(e)          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

(f)           Modifications; Entire Agreement; Headings.  Subject to Section 6(b), any amendment to this Agreement must be in writing and, in the case of any amendment that adversely affects the Grantee’s rights hereunder, such writing must be executed by the Grantee. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof.  The section headings herein are intended for reference only and shall not affect the interpretation hereof.

6.                        Section 409A.

(a)              It is intended that this Agreement comply in all respects with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the applicable Treasury Regulations and other generally applicable guidance issued thereunder (collectively, the “Applicable Regulations”), and this Agreement shall be interpreted for all purposes in accordance with this intent.

(b)              Notwithstanding any term or provision of this Agreement (including any term or provision of the Plan incorporated herein by reference), the parties hereto agree that, from time to time, the Corporation may, without prior notice to or consent of the Grantee, amend this Agreement to the extent determined by the Corporation, in the exercise of its discretion in good faith, to be necessary or advisable to prevent the premature inclusion in the Grantee’s gross income pursuant to the Applicable Regulations of any compensation intended to be deferred hereunder. The Corporation shall notify the Grantee as soon as reasonably practicable of any such amendment affecting the Grantee.

(c)               In the event that the amounts payable under this Agreement are subject to any taxes, penalties or interest under the Applicable Regulations, the Grantee shall be solely liable for the payment of any such taxes, penalties or interest.

(d)              Except as otherwise specifically provided herein, the time for distribution of the RSUs as provided in Section 2 shall not be accelerated or delayed for any reason, unless to the extent necessary to comply with, or permitted under, the Applicable Regulations.  Further, for the avoidance of doubt, the Grantee shall not have the right to designate the taxable year in which the RSUs shall convert into an equivalent number of shares of Common Stock and be delivered to the Grantee.

7.                        Definitions.                                                For purposes of this Agreement:

(I)                    “Affiliate” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.  The term “Control” shall have the meaning specified in Rule 12b-2 under the Exchange Act.

(II)               “Beneficial Owner” (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act and, only to the extent such meaning is more restrictive than the meaning given in Rule 13d-3, the meaning determined in accordance with Section 318(a) of the Code.

(III)          A director will be deemed to separate from service with the Corporation for “Cause” if such separation is due to his fraud, dishonesty or intentional misrepresentation in connection with his duties as a Director or his embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Subsidiary.

(IV)           “Change in Control” shall mean any of the following events:

(1)                            any Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding stock of the Corporation (the “Total Fair Market Value”) or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Corporation (the “Total Voting Power”); excluding, however, the following: (a) any acquisition by the Corporation or any of its Controlled Affiliates, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Controlled Affiliates, (c) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (4) below and (d) any acquisition of additional stock or securities by a Person who owns more than 50% of the Total Fair Market Value or Total Voting Power of the Corporation immediately prior to such acquisition; or

(2)                            any Person is or becomes the Beneficial Owner, directly or Indirectly, of securities of the Corporation that, together with any securities acquired directly or indirectly by such Person within the immediately preceding twelve-consecutive month period, represent 40% or more of the Total Voting Power of the Corporation; excluding, however, any acquisition described in subclauses (a) through (d) of subsection (1) above; or

(3)                            a change in the composition of the Board such that the individuals who, as of the effective date of this Agreement, constitute the Board (such individuals shall be hereinafter referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Corporation’s stockholders, was made or approved by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered an Incumbent Director; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered an Incumbent Director; provided finally, however, that, as of any time, any member of the Board who has been a director for at least twelve consecutive months immediately prior to such time shall be considered an Incumbent Director for purposes of this definition, other than for the purpose of the first proviso of this definition; or

(4)                            there is consummated a merger or consolidation of the Corporation or any direct or indirect Subsidiary of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation (“Corporate Transaction”); excluding, however, such a Corporate Transaction (A) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding Common Stock of the Corporation and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries);

provided, however, that notwithstanding anything to the contrary in subsections (1) through (4) above, an event which does not constitute a change in the ownership of the Corporation, a change in the effective control of the Corporation, or a change in the ownership of a substantial portion of the assets of the Corporation, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not be considered a Change in Control for purposes of this Agreement.

(V)                   “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act and, only to the extent such meaning is more restrictive than the meaning given in Section 3(a)(9) of the Exchange Act (as modified as above), the meaning determined in accordance with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions), as applicable.

Annex A

NOTICE OF GRANT

RESTRICTED STOCK UNIT AGREEMENT

HEXCEL CORPORATION 2013 INCENTIVE STOCK PLAN

The following member of the Board of Directors of Hexcel Corporation, a Delaware corporation , has been granted Restricted Stock Units in accordance with the terms of this Notice of Grant and the Restricted Stock Unit Agreement to which this Notice of Grant is attached.

The terms below shall have the meanings ascribed to them below when used in the Restricted Stock Unit Agreement.

Grantee

Address of Grantee

Grant Date

Aggregate Number of RSUs Granted

IN WITNESS WHEREOF, the parties hereby agree to the terms of this Notice of Grant and the Restricted Stock Unit Agreement to which this Notice of Grant is attached and execute this Notice of Grant and Restricted Stock Unit Agreement as of the Grant Date.

HEXCEL CORPORATION
Grantee

By:

Name:
Title: